Exhibit 99.3
INDEPENDENT AUDITORS’ REPORT
To the Shareholder
Specialty Rental Tools, Inc.
Broussard, Louisiana
      We have audited the accompanying balance sheets of Specialty Rental Tools, Inc. (the “Company”) as of December 31, 2005, 2004 and 2003, and the related statements of income, shareholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      As discussed in Note J to the financial statements, the accompanying financial statements have been restated.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Rental Tools, Inc. as of December 31, 2005, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
      Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
March 10, 2006, except for Note J, as to which the date is July 14, 2006.

SPECIALTY RENTAL TOOLS, INC.
BALANCE SHEETS

	December 31,

	2005	2004	2003

	(Restated)
ASSETS
Current Assets
Cash and cash equivalents	$17,476,515	$11,038,970	$9,097,762
Trade receivables, net	7,253,603	5,437,713	3,206,942
Inventory	347,978	256,888	181,368
Prepaid expenses and other	63,266	82,256	66,910

Total Current Assets	25,141,362	16,815,827	12,552,982
Property and Equipment, net	19,045,776	12,285,735	9,103,656

Total Assets	$44,187,138	$29,101,562	$21,656,638

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities
Current Liabilities
Accounts payable	$1,379,752	$1,217,857	$1,280,641
Accrued liabilities	608,797	291,195	260,650
Current portion of notes payable	3,084,046	1,488,466	1,021,530

Total Current Liabilities	5,072,595	2,997,518	2,562,821
Notes Payable, less current portion	429,184	1,566,536	—

Total Liabilities	5,501,779	4,564,054	2,562,821
Commitments and Contingencies	—	—	—
Shareholder’s Equity
Common stock	155,655	155,655	155,655
Treasury stock, at cost	(736,000)	(736,000)	(736,000)
Retained earnings	39,265,704	25,117,853	19,674,162

Total Shareholder’s Equity	38,685,359	24,537,508	19,093,817

Total Liabilities and Shareholder’s Equity	$44,187,138	$29,101,562	$21,656,638

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF INCOME

	Year Ended December 31,

	2005	2004	2003

	(Restated)
Revenues, Net	$32,708,504	$19,345,433	$17,662,475
Expenses
Cost of sales	5,103,071	2,954,085	3,166,356
General and administrative	7,232,127	5,218,634	4,857,507
Depreciation	3,447,210	2,434,682	2,543,332

Total Expenses	15,782,408	10,607,401	10,567,195

Income from Operations	16,926,096	8,738,032	7,095,280
Other Income (Expense)
Interest income	136,597	46,173	66,282
Interest expense	(184,856)	(11,987)	(58,442)
Other, net	72,515	(76,917)	(95,327)

Total Other Income (Expense)	24,256	(42,731)	(87,487)

Net Income	$16,950,352	$8,695,301	$7,007,793

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF SHAREHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	Common Stock
			Treasury	Retained
	Shares	Amount	Stock	Earnings	Total

Balance, January 1, 2003	225	$155,655	$(736,000)	$25,467,954	$24,887,609
Net income	—	—	—	7,007,793	7,007,793
Distributions	—	—	—	(12,801,585)	(12,801,585)

Balance, December 31, 2003	225	155,655	(736,000)	19,674,162	19,093,817
Net income	—	—	—	8,695,301	8,695,301
Distributions	—	—	—	(3,251,610)	(3,251,610)

Balance, December 31, 2004	225	155,655	(736,000)	25,117,853	24,537,508
Net income	—	—	—	16,950,352	16,950,352
Distributions	—	—	—	(2,802,501)	(2,802,501)

Balance, December 31, 2005 (Restated)	225	$155,655	$(736,000)	$39,265,704	$38,685,359

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004	2003

	(Restated)
Cash Flows from Operating Activities
Net income	$16,950,352	$8,695,301	$7,007,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,447,210	2,434,682	2,543,332
Gain on sale of assets	(1,865,949)	(1,098,488)	(332,431)
Changes in operating assets and liabilities:
Receivables	(1,815,890)	(2,230,771)	777,986
Inventory	(91,090)	(75,520)	78,267
Prepaid expenses and other	18,990	(15,346)	(14,604)
Accounts payable	161,895	(62,784)	43,879
Accrued liabilities	317,602	30,545	10,519

Net cash provided by operating activities	17,123,120	7,677,619	10,114,741
Cash Flows from Investing Activities
Purchase of property and equipment	(11,429,761)	(5,796,433)	(921,949)
Proceeds from sale of property and equipment	3,135,857	1,334,493	1,088,038

Net cash provided by (used in) investing activities	(8,293,904)	(4,461,940)	166,089
Cash Flows from Financing Activities
Distributions to shareholder	(2,802,501)	(3,251,610)	(12,801,585)
Proceeds from notes payable	3,000,000	3,000,000	—
Repayment of notes payable	(2,589,170)	(1,022,861)	(1,493,440)

Net cash used in financing activities	(2,391,671)	(1,274,471)	(14,295,025)

Net Increase (Decrease) in Cash and Cash Equivalents	6,437,545	1,941,208	(4,014,195)
Cash and cash equivalents — Beginning of year	11,038,970	9,097,762	13,111,957

Cash and cash equivalents — End of year	$17,476,515	$11,038,970	$9,097,762

Supplemental Cash Flow Information
Cash paid for interest	$184,856	$11,987	$58,442

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, 2004 AND 2003
Note A — Nature of Operations
      Specialty Rental Tools, Inc. (the “Company”) leases drill pipe, tubing, handling equipment, pressure control equipment, drill collars and other oilfield equipment to both major and independent petroleum exploration and production companies for use in drilling, completion and work-over operations. The Company is located in Broussard, Louisiana, and leases equipment to companies throughout the Gulf Coast Region. The Company was incorporated in the State of Louisiana in December 1978.
Note B — Summary of Significant Accounting Policies
      Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
      Revenue Recognition: Rental equipment is leased to customers at per day and per job contractual rates. Net revenues are determined by deducting sales discounts from gross sales. Payments from customers for the cost of oilfield rental equipment that is damaged or lost-in-hole are reflected as revenues with the carrying value of the related equipment charged to cost of sales.
      Cash and Cash Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.
      Accounts Receivable: The Company uses the allowance method to account for uncollectible accounts receivable. The Company establishes an allowance for doubtful accounts based on factors surrounding credit risk of debtors, historical factors and other related information. The allowance for doubtful accounts was $55,994, $35,087 and $38,266 at December 31, 2005, 2004 and 2003, respectively.
      Concentrations of Credit and Other Risks: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash in bank deposits with a financial institution. These accounts exceed federally insured limits. Deposits in the United States are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. The Company monitors the financial condition of the financial institution and has not experienced any losses on such accounts.
      The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.
      Inventory: Inventory consists primarily of supplies and materials used to repair and maintain rental equipment. Inventory is valued using the first-in, first-out method and stated at the lower of cost or market.
      Property and Equipment: Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 39 years. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred and are often billed back to customers as allowed by

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
rental contracts. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts, and any gain or loss thereon is reflected in operations.
      The Company periodically evaluates the recoverability of the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.
      Income Taxes: The Company’s shareholder has elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, federal income tax is the responsibility of the individual shareholder, and no provision for federal income tax is included in the accompanying financial statements.
      Advertising: The Company’s policy is to expense advertising costs as incurred and amounted to approximately $254,000, $196,000 and $245,000 for years ended December 31, 2005, 2004 and 2003, respectively.
      Major Customers: For the year ended December 31, 2005, 51% of the Company’s revenues were generated from two unrelated customers, and trade receivables from those customers totaled $2,869,316 at December 31, 2005. For the year ended December 31, 2004, 43% of the Company’s revenues were generated from one unrelated customer, and trade receivables from this customer were $2,665,365 at December 31, 2004. For the year ended December 31, 2003, 50% of the Company’s revenues were generated from two unrelated customers.
Note C — Property and Equipment
      Property and equipment consists of the following:

	Estimated	December 31,
	Useful
	Lives	2005	2004	2003

Rental equipment	7 - 10 years	$37,346,425	$27,390,801	$23,338,565
Automobiles	5 years	508,535	410,094	330,734
Furniture and fixtures	5 - 7 years	12,369	12,369	1,835
Leasehold improvements	15 - 39 years	161,091	161,091	105,426

		38,028,420	27,974,355	23,776,560
Less: accumulated depreciation		(18,982,644)	(15,688,620)	(14,672,904)

		$19,045,776	$12,285,735	$9,103,656

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
Note D — Notes Payable
      Notes payable consist of the following:

	December 31,

	2005	2004	2003

Note payable to bank (1)	$—	$—	$1,021,530
Note payable to bank (2)	1,531,520	3,000,000	—
Note payable to bank (3)	1,907,252	—	—
Note payable to GMAC (4)	34,869	55,002	—
Note payable to Ford Credit (5)	39,589	—	—

	3,513,230	3,055,002	1,021,530
Less: current portion	3,084,046	1,488,466	1,021,530

Total notes payable — long-term	$429,184	$1,566,536	$—

      Future maturities of long-term debt as of December 31, 2005 are as follows:

Year Ending December 31,

2006	$3,084,046
2007	421,199
2008	7,985

$3,513,230

(1) Note Payable to Bank
      In August 2002, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bore interest at a rate of prime less 1% and was payable in installments over 24 months. The Company repaid the note in August 2004.

(2) Note Payable to Bank
      In December 2004, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bears interest at a rate of 4.2% per annum and is being repaid through monthly principal and interest payments totaling $130,617. Under the terms of the note payable agreement, the note was due in December 2006. The Company repaid the note in January 2006.

(3) Note Payable to Bank
      In February 2005, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bears interest at a rate of 4.2% per annum and is being repaid through monthly principal and interest payments totaling $130,818. Under the terms of the note payable agreement, the note was due in March 2007. The Company repaid the note in January 2006.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

(4) Note Payable to GMAC
      In October 2004, the Company financed the purchase of a vehicle through a $56,333 note payable agreement with GMAC. The note is non-interest bearing and is being repaid through monthly principal payments of $1,565. The note is due in November 2007.

(5) Note Payable to Ford Credit
      In June 2005, the Company financed the purchase of a vehicle through a $47,398 note payable agreement with Ford Credit. The note bears interest at a rate of 0.9% per annum and is being repaid through monthly principal and interest payments totaling $1,335. The note is due in June 2008.
Note E — Shareholder’s Equity
      Common Stock: The Company is authorized to issue 10,000 shares of common stock that has no par value. As of December 31, 2005, 2004 and 2003, the Company had 2,500 shares issued and 225 common shares outstanding.
      Treasury Stock: The Company has repurchased common stock as treasury stock. As of December 31, 2005, 2004 and 2003, the Company owned 2,275 shares of treasury stock.
Note F — Profit Sharing Plan
      The Company sponsors a profit sharing plan (the “Plan”) which covers all eligible employees. Company contributions to the Plan are discretionary. The Plan vests one hundred percent (100%) after six or more years of continuing service. During the years ended December 31, 2005, 2004 and 2003, the Company made contributions of approximately $175,000, $163,000 and $155,000 respectively, to the Plan.
Note G — Related Party Transactions
      The Company paid the shareholder $648,000, $288,000 and $144,000 for the years ended December 31, 2005, 2004 and 2003, respectively, for rent expense on the Company’s operating facilities in Broussard, Louisiana.
Note H — Non-Cash Investing and Financing Activities
      The following non-cash transaction took place during the year ended December 31, 2005:

•	The Company acquired an automobile for $47,398, which was funded through a note payable instrument.
      The following non-cash transaction took place during the year ended December 31, 2004:

•	The Company acquired an automobile for $56,333, which was funded through a note payable instrument.
Note I — Subsequent Events
      On January 18, 2006 the Company was acquired by Allis-Chalmers Energy, Inc. through a 100% stock purchase agreement for $96.0 million in cash. The Company’s financial statements have not been modified as a result of this transaction.
      On January 16, 2006 the Company repaid the outstanding balance of Note 2 and Note 3 as stated in Note D of the financial statements.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
Note J — Restatement
      At December 31, 2005 the Company had accrued approximately $12,400,000 in bonuses payable to certain employees upon acquisition of the Company by Allis-Chalmers Energy, Inc. The employee bonuses were contingent upon the acquisition of the Company, which was not consummated until January 18, 2006, therefore no liability existed as of December 31, 2005. Accordingly, the Company restated its financial statements to reverse the accrual of approximately $12,400,000 at December 31, 2005.
      A restated balance sheet at December 31, 2005, a restated statement of income, and restated statement of cash flows for the year ended December 31, 2005, reflecting the above adjustment is presented below.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2005

	As Reported	Adjustments	As Restated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,476,515	$—	$17,476,515
Trade receivables, net	7,253,603	—	7,253,603
Inventory	347,978	—	347,978
Prepaid expenses and other	63,266	—	63,266

TOTAL CURRENT ASSETS	25,141,362	—	25,141,362
PROPERTY AND EQUIPMENT, net	19,045,776	—	19,045,776

TOTAL ASSETS	$44,187,138	$—	$44,187,138

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$1,379,752	$—	$1,379,752
Accrued liabilities	13,008,797	(12,400,000)	608,797
Current portion of notes payable	3,084,046	—	3,084,046

TOTAL CURRENT LIABILITIES	17,472,595	(12,400,000)	5,072,595
NOTES PAYABLE, less current portion	429,184	—	429,184

TOTAL LIABILITIES	17,901,779	(12,400,000)	5,501,779
COMMITMENTS AND CONTINGENCIES	—	—	—
SHAREHOLDER’S EQUITY
Common stock	155,655	—	155,655
Treasury stock, at cost	(736,000)	—	(736,000)
Retained earnings	26,865,704	12,400,000	39,265,704

TOTAL SHAREHOLDERS’ DEFICIT	26,285,359	12,400,000	38,685,359

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,187,138	$—	$44,187,138

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2005

	As Reported	Adjustments	As Restated

REVENUES, NET	$32,708,504	$—	$32,708,504
EXPENSES
Cost of sales	5,103,071	—	5,103,071
General and administrative	19,632,127	(12,400,000)	7,232,127
Depreciation	3,447,210	—	3,447,210

TOTAL EXPENSES	28,182,408	(12,400,000)	15,782,402

INCOME FROM OPERATIONS	4,526,096	12,400,000	16,926,096
OTHER INCOME (EXPENSE)
Interest income	136,597	—	136,597
Interest expense	(184,856)	—	(184,856)
Other, net	72,515	—	72,515

TOTAL OTHER INCOME (EXPENSE)	24,256	—	24,256

NET INCOME	$4,550,352	$12,400,000	$16,950,352

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2005

	As Reported	Adjustments	As Restated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,550,352	$12,400,000	$16,950,352
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	3,447,210	—	3,447,210
Gain on sale of assets	(1,865,949)	—	(1,865,949)
Changes in operating assets and liabilities:
Receivables	(1,815,890)	—	(1,815,890)
Inventory	(91,090)	—	(91,090)
Prepaid Expenses and other	18,990	—	18,990
Accounts Payable	161,895	—	161,895
Accrued liabilities	12,717,602	(12,400,000)	317,602

NET CASH PROVIDED BY OPERATING ACTIVITIES	17,123,120	—	17,123,120
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(11,429,761)	—	(11,429,761)
Proceeds from sale of property and equipment	3,135,857	—	3,135,857

NET CASH USED IN INVESTING ACTIVITIES	(8,293,904)	—	(8,293,904)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholder	(2,802,501)	—	(2,802,501)
Proceeds from notes payable	3,000,000	—	3,000,000
Repayment of notes payable	(2,589,170)	—	(2,391,671)

NET CASH USED IN FINANCING ACTIVITIES	(2,391,671)	—	(2,391,671)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,437,545	—	6,437,545
CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	11,038,970	—	11,038,970

CASH AND CASH EQUIVALENTS — END OF YEAR	$17,476,515	$—	$17,476,515

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$186,856	$—	$186,856

SPECIALTY RENTAL TOOLS, INC.
SCHEDULE I — SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

	Year Ended December 31,

	2005	2004	2003

	(Restated)
Salaries and wages	$2,808,822	$2,449,073	$2,340,807
Retirement plan expenses	174,863	163,261	155,409
Selling expenses	486,323	325,595	292,420
Shop supplies	774,694	500,783	571,038
Shop maintenance	321,111	43,691	46,767
Rent	648,000	288,257	180,000
Insurance	461,198	404,886	345,318
Automobile expenses	242,276	161,549	145,333
Advertising	253,624	196,037	244,695
Taxes, licenses and other	565,751	377,022	415,390
Bad debt expense, net of recoveries	103,609	81,389	(59,220)
Office expense	57,424	49,648	26,814
Uniforms	25,555	17,971	19,800
Utilities	88,091	115,565	69,006
Dues and subscriptions	8,083	7,375	8,956
Professional fees	211,563	34,739	52,112
Other	1,140	1,793	2,862

Total	$7,232,127	$5,218,634	$4,857,507